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                                                                   EXHIBIT 10.10

                             COOPERATION AGREEMENT
                                    between

             HAPPY ZONE ENTERTAINMENT CORPORATION (HZE) AS SPONSOR
                                      and
               MSH ENTERTAINMENT CORPORATION (MSHE) AS CONTRACTOR

THIS COOPERATION AGREEMENT ("Agreement") is made and entered into this 1st day of September 1996, by and between Happy Zone Entertainment Corporation (HZE) a California corporation, (hereinafter "Sponsor") and MSH Entertainment Corporation (MSHE) a Utah corporation, (hereinafter "Contractor"):

WITNESSETH:

WHEREAS, Sponsor desires to engage Contractor from time to time pursuant to one or more Project Work Statements to develop, create, test, and deliver certain programming materials as works made for hire, and Contractor is interested in accepting such engagements, subject to the parties' further agreement on the scope and terms of each such Project Work Statement; and

WHEREAS, Sponsor and Contractor mutually desire to set forth in this Agreement certain terms applicable to all such Project Work Statement engagements;

NOW, THEREFORE, Sponsor and Contractor, intending to be legally bound, hereby agree as follows:

                                   Section 1
                                 GENERAL TERMS

In consideration of the Contractors receipt of an equity ownership interest of 6,000,000 shares of the common stock of the Sponsor, and the exclusive right to be a Contractor to Sponsor, the Contractor agrees to the following specific terms and conditions and this total agreement.

1.1  Product and Property Rights.  Sponsor shall have first right of refusal to
     ----------------------------
all children's projects and properties which are presented to Sponsor and Contractor from outside parties and created in-house by either of the parties. The Contractor shall have the right to independently pursue any children's projects which are not accepted for production by Sponsor.

1.2.  Exclusive Contractor.  During the period of this agreement the Contractor
      ---------------------
shall be the exclusive Contractor to Sponsor for production services and other related services which from time to time the Sponsor shall, under a PWS, engage the Contractor to perform such activities under this MWS.

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1.3  Work Statements (MWS and PWS).  This agreement is the Master Work Agreement
     ------------------------------
and the Master Work Statement hereinafter the (MWS). All projects which Contractor performs will be Project Work Statements (PWS) which are subordinate to and an addendum to this MWS.

1.4  Conflict of Interest.  All parties are aware and accept that both Sponsor
     ---------------------
and Contractor are in the business of development, production, distribution and related activities associated with the entertainment industry and that from time to time conflicts of interest will arise between the parties in pursuit of opportunities. Both parties agree to use fairness and cooperation in the resolution of these opportunities.

1.5  Property Ownership Rights.  Consistent with other sections of this
     --------------------------
agreement the Sponsor shall maintain all property ownership rights associated with its activities, including but not limited to: development, production, publication and distribution; of such items as, but not limited to: games, merchandising, toys, music rights, publishing, software publishing, book publishing, TV, cable, satellite, radio, internet, video, CD-ROM, motion picture and others.

1.6  License Rights to Animation Management System.  Subject to mutually agreed
     ----------------------------------------------
upon compensation, Contractor herewith grants to Sponsor a perpetual end user license to the Animation Management System and production software which is being developed by Contractor.

1.7   Facilities and Equipment.  Subject to mutually agreed upon compensation,
      -------------------------
Contractor shall provide Sponsor with office space, equipment and other facilities associated with operation of its business.

1.8   Management Services.  All parties are aware and accept that a major part,
      --------------------
and possible all, senior management team of the Sponsor are also members of the Contractors management team.

1.9   Management Change.  Without the written consent of a majority of the Board
      ------------------
of Directors of the Sponsor, during the period of this agreement, Contractor agrees not to change the rules, responsibilities and title of Robert Maerz, Chairman, Jonathan Stathakis, President, Fred Aurelio, Chief Financial Officer and Glenn L. Gearhart, Chief Counsel. The Contractor agrees to cooperate with the Sponsor in the development of conditional warranty rights, conditional access to share voting control of Contractor and other actions and agrees to execute all procedures, documents and conditional rights to any and all equity ownership in Contractor which will insure the enforcement of this right.

1.10  Capital Commitment.  The Contractor agrees to loan Sponsor such capital,
      -------------------
from time to time, as the Sponsor requests to provide for operating and working capital.

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All parties agree this is a Master Work Agreement and that the Contractor is performing Works For Hire for the Sponsor and that when used in this Agreement and in each Project Work Statement issued hereunder, the terms shall have the following meanings:

1.11  Code and Data.   If not otherwise specified, "Code" shall include both
      --------------
Object Code and Source Code. "Code" shall include any Maintenance Modifications or Basic Enhancements thereto in existence from time to time, and shall include Major Enhancements thereto when added to the Code in connection with a Project Work Statement. As used in this definition the term "Object Code" means a machine-readable form of the Code and the term "Source Code" means human-readable form of the Code and related system documentation, including all comments and any procedural code such as job control language. "Data" shall mean all data in all forms of media which is required to operate the product or deliver the product or support in any way the deliverable product or properties.

1.12  Deliverables.  All Video tapes, Digital Files, Data Digital Tapes,
      -------------
Computer Code, Documentation, and other materials developed for or delivered to Sponsor by Contractor under this Agreement and under any Project Work Statement issued hereunder.

1.13  Derivative Work.  A work that is based upon one or more pre-existing
      ----------------
works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such pre-existing works may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such pre-existing work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a pre-existing work.

1.14  Documentation.  User manuals and other written materials that relate to
      --------------
particular Data and Code, including materials useful for design (for example, logic manuals, flow charts, and principles of operation). Documentation shall include any Maintenance Modifications of Basic Enhancements thereto in existence from time to time, and shall include Major Enhancements thereto when added to the Documentation in connection with a Project Work Statement issued hereunder.

1.15  Enhancements.  Changes or additions, other than Maintenance Modifications,
      -------------
to Code, Data and related Documentation, including all new releases, that improve functions, add new functions, or significantly improve performance by changes in system design or coding.

1.16  Error.  Any error, problem, or defect resulting from (1) an incorrect
      ------
functioning of Code, or Data, or (2) an incorrect or incomplete statement or diagram in Documentation, if such error, problem, or defect renders the Code or Data inoperable, causes the Code or Data to fail to meet the specifications thereof, causes the Documentation to be inaccurate or incomplete in any material respect, causes incorrect results, or causes incorrect functions to occur when any such materials are used.

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1.17  Maintenance Modifications.  Any modifications or revisions, other than
      --------------------------
Enhancements, to the Data, Code or Documentation that correct errors, and/or support new releases of the product.

1.18  Project Work Statement.  A purchase order of Sponsor, a proposal of
      -----------------------
Contractor, or another written instrument that is signed on behalf of both parties by their authorized representatives; and contains either actually, or incorporate by reference, the following five mandatory items: (1) Descriptions and/or specifications of the services to be performed and the Deliverables to be provided to the Sponsor; (2) The name and address of a Technical Coordinator for both the Sponsor and Contractor; (3) The amount, schedule, and method of payment; (4) The time schedule for performance and for delivery of the Deliverables; (5) Completion and acceptance criteria for the Deliverables. In addition, when applicable, the Project Work Statement may include: (1) Provisions for written and/or oral progress reports by Contractor; (2) Detailed functional and technical specifications and standards for all services and Deliverables, including quality standards; (3) Documentation standards; (4) A list of any special equipment to be procured by Contractor or provided by Sponsor for use in performance of the work; (5) Plans, story boards and scripts; and (6) Such other terms and conditions as may be mutually agreed on between the parties.

                                   Section 2
                            CONTRACT ADMINISTRATION

2.1  Contract Coordinators.  Upon execution of this Agreement, each party shall
     ----------------------
notify the other party of the name, business address, and telephone number of its Contract Coordinator. The Contract Coordinator of each party shall be responsible for arranging all meetings, visits, and consultations between the parties that are of a non-technical nature. The Contract Coordinators shall also be responsible for receiving all notices under this Agreement and for all administrative matters such as invoices, payments, and amendments.

2.2  Technical Coordinators.  Each Project Work Statement shall state the name,
     -----------------------
business address, and telephone number of the Technical Coordinators of each party. The Technical Coordinators of each party designated for a particular Project Work Statement shall be responsible for technical and performance matters, and transmission and receipt of Deliverables and of technical information between the parties, insofar as they relate to such Project Work Statement.

2.3  Issuance of Project Work Statements.  The initial Project Work Statement(s)
     ------------------------------------
agreed to by the parties are set forth as attachments to this Agreement. Additional Work Statements, regardless of whether they relate to the same subject matter as the initial Project Work Statement(s), shall become effective upon written execution by authorized representatives of both parties.

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                                   Section 3
                                    CHANGES

3.1  Project Work Statement.  Changes in any Project Work Statement or in any of
     -----------------------
the Specifications or Deliverables under any Project Work Statement shall become effective only when a written change request is executed by authorized representatives of both parties.

3.2  Minor Changes.  Change requests that do not substantially affect the nature
     --------------
of Deliverables, their performance, or their functionality, and that do not change schedules by more than a few days or dollar amounts by more than one (1%) percent of the statement of work may be requested and/or accepted by the parties' Technical Coordinators.

3.3  Major Changes.  All other change requests with respect to this Agreement,
     --------------
any Project Work Statement, or any Specifications or Deliverables must be requested and/or accepted by both parties' Contract Coordinators.

3.4  Acceptance.  Contractor may not decline to accept any change requests that
     -----------
reduce the cost of performance, provided that an equitable adjustment in compensation is made for the out-of-pocket costs of any performance or preparation already undertaken. Contractor further may not decline any change requests that increase the cost or magnitude of performance, provided that the changes are supported with a commensurate increase in compensation. The Sponsor agrees to cooperate with Contractor in scheduling revisions in delivery dates caused by any increase in tasks and resources required by Contractors to fulfill the change request of Sponsor.

                                   Section 4
                                     NOTICE

4.1  Performance Notice.  Contractor agrees to notify Sponsor promptly of any
     -------------------
factor, occurrence, or event coming to its attention that may affect Contractor's ability to meet the requirements of any Project Work Statement issued under this Agreement, or that is likely to occasion any material delay in delivery of Deliverables. Such notice shall be given in the event of any loss or reassignment of key employees, threat of strike, or major equipment failure.

4.2  Opportunity Notice.  Contractor agrees to notify Sponsor of any and all
     -------------------
children's projects which are presented to Contractor or which are identified in-house by Contractor.

4.3  Pass Notice.  Sponsor agrees to notify Contractor in writing of any and all
     ------------
children's project opportunities which the Sponsor chooses to pass over to Contractor. Upon delivery of such written notice Sponsor waives all first right of refusal rights to the subject project.

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

                                   Section 5
                                  COMPENSATION

Amounts and modes of payment for all services to be performed and Deliverables shall be set forth in each Project Work Statement. The mode of payment shall be one of the following:

5.1  Fixed Price.  If Contractor quotes a price for particular services or
     ------------
Deliverables and such price is specified without qualification in the applicable Project Work Statement, the amount quoted shall be deemed a fixed price. Unless the Project Work Statement provides for progress payments or deferral of payment until after completion, Sponsor shall pay the full amount of the fixed price upon Contractor's satisfactory completion of the specified services or upon Sponsor's acceptance of particular Deliverables. A Project Work Statement may alternatively provide for payment to be based on a fixed price for certain services to be rendered over a specified period of time. Unless otherwise specified in the Project Work Statement, such payment for periodic services shall accrue on a monthly basis and be prorated for any partial periods.

5.2  Time and Materials.  For services and Deliverables that are not suitable
     -------------------
for payment on the basis of a fixed price, the Project Work Statement may provide for payment on the basis of time and materials. Payment under this method shall be determined according to the hourly rates set for Contractor's employees by skill level in the Statement of Rates set forth in Exhibit A to the specific Project Work Statement. The Statement of Rates differentiates the employees of Contractor assigned to Project Work Statements issued hereunder according to their skill level, designating each employee as to a specific skill classification. Sponsor shall have the right to challenge the classification of any particular employee by review of such employee's work experience, training, and performance. If the parties cannot agree upon a mutually acceptable classification of any such employee, Contractor shall not assign such employee to any of the Project Work Statements issued hereunder.

5.3  Time and Materials Subject to Fixed Ceiling.  For certain Project Work
     --------------------------------------------
Statements, time and materials charges pursuant to the Statement of Rates may be authorized subject to a maximum aggregate amount, designated as the level of effort expected or imposed for particular services or Deliverables. Contractor shall use all reasonable effort to complete the specified services and/or Deliverables for no more than such aggregate amount. Furthermore, should Contractor determine at any time that it may be necessary to exceed such aggregate amount, Contractor shall immediately notify Sponsor in writing. In such notice, Contractor shall set forth Contractor's best estimate of the cost to complete the services and/or Deliverables. Following receipt of such notice, Sponsor shall instruct Contractor to halt work with respect to such services and/or Deliverables, to continue on a time and materials basis, or to suspend work pending further negotiation of a fixed price for completion.

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

5.4  Statement of Rates.  The hourly rates prescribed by the Statement of Rates
     -------------------
shall be in lieu of compensation or reimbursement for any costs or burden incurred by Contractor, including (without limitation) occupancy, supplies, utilities, payroll, management, and overhead. Unless specifically defined and granted in a Project Work Statement, no royalty or profit-sharing whatsoever is to be provided Contractor for the Deliverables. Rates quoted by Contractor in its Statement of Rates are subject to change upon advance notice, provided that any such change shall have no effect upon rates or charges for work already rendered or scheduled to be rendered under a project which has been commenced under a Project Work Statement.

                                   Section 6
                                   INVOICING

6.1  Submittal.  Contractor shall submit invoices to Sponsor for payment for
     ----------
work and/or Deliverables at such time or times as payment becomes due under each Project Work Statement. Invoices shall be net 30 days and shall be addressed to Sponsor's Contract Coordinator. Invoices shall be submitted no more frequently than monthly for charges due or accruing in each calendar month.

6.2  Content.  Invoices shall specifically refer to the Project Work Statement
     --------
to which they relate. Whenever an invoice includes charges for time and materials, the invoice shall indicate the names, skill levels, and hours of the employees performing the work. Each invoice shall separately set forth travel expenses (if any) authorized by Sponsor for reimbursement. Supporting documentation (such as receipts for air travel, hotels, and rental cars) called for by Sponsor's standard reimbursement policies shall accompany any such invoice. Any extraneous terms on Contractor's invoices shall be void and of no effect.

                                   Section 7
                               RECORDS AND AUDIT

Contractor shall maintain complete and accurate accounting records in accordance with sound accounting practices to substantiate Contractor's charges under each Project Work Statement and on each invoice. Such records shall include payroll records, job cards, attendance cards, and job summaries. Contractor shall preserve such records for a period of at least three years after completion of the work. Sponsor shall have access to such records for purposes of audit, either through its own representatives or through an accounting firm selected and paid by Sponsor. Any such review of Contractor's records shall be conducted at reasonable times, and no more than twice annually, during normal business hours.

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                                   Section 8
                             MOST FAVORED CUSTOMER

Contractor warrants to Sponsor that the charges established under this Agreement and all Project Work Statements issued hereunder shall not exceed those offered or imposed with respect to similar services provided to other customers of Contractor. If during the term of this Agreement, Contractor offers or accepts lower charges for similar services involving other customers under similar terms and conditions, Contractor shall so notify Sponsor and remit as a credit to Sponsor the difference between the amount of the payments theretofore made by Sponsor for such similar services and the amount that would have been payable if such lower charges had been in effect.

                                   Section 9
                                   EXPENSES

Except as expressly agreed otherwise by Sponsor in a Project Work Statement, Contractor shall bear all of its own expenses arising from its performance of its obligations under this Agreement and each Project Work Statement issued hereunder, including (without limitation) facilities, work space, utilities, management, clerical, reproduction services, supplies, and related items.

                                  Section 10
                                    REPORTS

10.1  Monthly Reports.  Contractor agrees to provide to Sponsor at least monthly
      ----------------
a written report of the progress of the work required under each Projects Work Statement issued hereunder, any anticipated problems (resolved or unresolved), and any indication of delay in fixed or tentative schedules.

10.2  Quarterly Reports.  Approximately once every three months, the parties
      ------------------
shall meet for a formal progress presentation, during which Contractor's management shall describe the status of the work required under each Project Work Statement issued hereunder. Such presentation shall provide projections of the time of completion and the status of Contractor's services and Deliverables, and shall address any problems that have come to Contractor's attention and Contractor's views as to how such problems may be resolved.

10.3  Site Visits.  Contractor shall, from time to time and upon reasonable
      ------------
notice, allow access to its premises by Sponsor for purposes of design reviews, "walk-throughs," and discussions by Sponsor with management and personnel of Contractor concerning the status and conduct of work being performed under any Project Work Statements issued hereunder.

                                  Section 11
                            DELIVERY AND ACCEPTANCE

Contractor shall deliver all Deliverables, upon completion, to Sponsor's Technical Coordinator for review, testing and acceptance. Contractor shall memorialize such delivery in a Delivery Confirmation, which sets forth the nature and condition of the Deliverables, the medium of delivery, and the date of delivery. Sponsor's Technical Coordinator shall countersign such Delivery Confirmation in order to indicate its receipt of the contents described therein, and the Delivery Confirmation shall thereupon be transmitted to the parties' Contract Coordinators. Unless a different procedure for reviewing, testing and acceptance is set forth in a Project Work Statement, Sponsor's Technical Coordinator shall commence acceptance, reviewing and testing following its receipt of the Deliverables. Upon completion of such activities, Sponsor shall issue to Contractor's Technical Coordinator notice of acceptance or rejection of the Deliverables. In the event of rejection, Sponsor shall provide reasons for rejection to Contractor's Technical Coordinator in reasonable detail.
Contractor shall use all reasonable effort to correct any deficiencies or nonconformities and resubmit the rejected items as promptly as possible.

                                  Section 12
                             OWNERSHIP AND RIGHTS

12.1  Ownership of Work Product.  All Deliverables shall be owned by Sponsor and
      --------------------------
shall be considered works made for hire. Sponsor shall own all rights to and in the Deliverables and undelivered, in work, properties including all United States and international copyrights.

12.2  Vesting of Rights.  With the sole exception of any pre-existing works
      ------------------
identified in Section 12.3 hereof, Contractor agrees to assign, and hereby assigns, to Sponsor, its successors and assigns, ownership of all rights to and in the Deliverables and undelivered, in work, properties including all United States and international copyrights in each and every Deliverable. Insofar as any such Deliverable, by operation of law, may not be considered a work made for hire, from time to time, upon Sponsor's request, Contractor and/or its personnel shall confirm such assignment by execution and delivery of such assignments, confirmations of assignment, or other written instruments as Sponsor may request. Sponsor, its successors and assigns, shall have the right to obtain and hold in its own name all copyright registrations and other protection that may be available for Deliverables and work in progress.

12.3  Pre-existing Works.  In the event that any Deliverable constitutes a
      -------------------
Derivative Work of any pre-existing work, Contractor shall ensure that the Project Work Statement pertaining to such Deliverable so indicates by reference to (1) the nature of such pre-existing work, (2) its owner, (3) any restrictions or royalty terms applicable to Contractor's use of such pre-existing work or Sponsor's exploitation of the Deliverable as a Derivative Work thereof, and (4) the source of Contractor's authority to employ the pre-existing work in the preparation of the Deliverable. Before initiating the preparation of any such Deliverable that is a Derivative Work of a pre-existing work, Contractor shall cause Sponsor, its successors and assigns, to have and obtain the irrevocable, nonexclusive, worldwide, royalty-free right and license to, or such other restrictive rights as the Sponsor may obtain, which shall be provided to the Contractor in writing, as to the (1) use, execute, reproduce, display, perform, distribute internally or externally, sell copies of, and prepare Derivative Works based upon all pre-existing works and Derivative Works thereof, and (2) authorize or sublicense others from time to time to do any or all of the foregoing.

12.4  Patent License.  In addition, Contractor hereby grants to Sponsor, its
      ---------------
successors and assigns, the royalty-free, worldwide, nonexclusive right and license under any patents owned by Contractor, or with respect to which Contractor has a right to grant such rights and licenses, to the extent required by Sponsor to exploit the Deliverables and exercise its full rights in the Deliverables, including (without limitation) the right to make, use, and sell products and services based on or incorporating such Deliverables.

12.5 Majority Ownership.  Should changes occur in the current controlling
     -------------------
ownership or current senior management of MSHE, upon such event HZE reserves the right to issues shares of common stock of HZE to current minority owners of HZE at a ratio of 3 new shares of HZE for every currently owned share of HZE. Execution of this right will result in MSHE becoming a minority shareholder of HZE.

                                   Section 13
                                   INVENTIONS

13.1  Invention Defined.  An "Invention" shall mean any idea, design, concept,
      ------------------
technique, invention, discovery, or improvement, whether or not patentable, made solely or jointly by Contractor and/or Contractor's employees, or jointly by Contractor and/or Contractor's employees with one or more employees of Sponsor, during the term of this Agreement and in the performance of any work under any Project Work Statement issued hereunder, provided that either the conception or reduction to practice thereof occurs during the term of this Agreement and in the performance of work under a Project Work Statement issued hereunder.

13.2  Vesting of Rights.  Contractor hereby assigns to Sponsor, its successors
      ------------------
and assigns, all Inventions, together with the right to seek protection by obtaining patent rights therefor and to claim all rights or priority thereunder, and the same shall become and remain Sponsor's property whether or not such protection is sought. Contractor shall promptly make a complete written disclosure to Sponsor of each Invention not otherwise clearly disclosed to Sponsor in the pertinent Deliverables, specifically pointing out features or concepts that Contractor believes to be new or different. Contractor shall, upon Sponsor's request and at Sponsor's expense, cause patent applications to be filed thereon, through solicitors designated by Sponsor, and shall forthwith sign all such applications over to Sponsor, its successors and assigns. Contractor shall give Sponsor and its solicitors all reasonable assistance in connection with the preparation and prosecution of any such patent applications and shall cause to be executed all such assignments or other instruments or documents as Sponsor may consider necessary or appropriate to carry out the intent of this Agreement.

13.3  Avoidance of Infringement.  In performing services under this Agreement,
      --------------------------
Contractor agrees to avoid knowingly designing or developing any items that infringe one or more patents or other intellectual property rights of any third party. If Contractor becomes aware of any such possible infringement in the course of performing work under any Project Work Statement issued hereunder, Contractor shall so notify Sponsor promptly in writing.

                                   Section 14
                            CONFIDENTIAL INFORMATION

14.1  Confidential Information of Contractor.  From time to time Contractor may
      ---------------------------------------
provide its own confidential business and technical information to Sponsor in connection with the work to be performed by Contractor under Project Work Statements issued hereunder. Such information shall be designated as confidential upon or prior to disclosure by Contractor. All confidential written materials shall be marked with the legend "MSHE - Confidential."
Sponsor shall use its best efforts to prohibit any use or disclosure of Contractor's confidential information, except as necessary to perform work under the Project Work Statements issued hereunder.

14.2  Confidential Information of Sponsor.  From time to time Sponsor may
      ------------------------------------
provide its own confidential business and technical information to Contractor in connection with the work to be performed by Contractor under Project Work Statements issued hereunder. Such information shall be designated as confidential upon or prior to disclosure by Sponsor. In addition, the preparation and specifications of the Deliverables shall in all instances be treated as confidential, unless and until disclosed publicly by Sponsor. All confidential written materials shall be marked with the legend "HZE - Confidential." Contractor shall use its best efforts to prohibit any use or disclosure of Sponsor's confidential information, except as necessary to perform work under the Project Work Statements issued hereunder.

                                   Section 15
                           AGREEMENTS WITH EMPLOYEES

Contractor shall obtain and maintain in effect written agreements with each of its employees and consultants who participate in any of Contractor's work under any Project Work Statements issued hereunder. Such agreements shall contain terms sufficient for Contractor to comply with all provisions of this Agreement and to support all grants and assignments of rights and ownership hereunder. Such agreements also shall impose an obligation of confidentiality on such employees with respect to Sponsor's confidential information.

                                   Section 16
                         REPRESENTATIONS AND WARRANTIES

The Parties hereby make the following representations and warranties for the benefit of Parties, as a present and ongoing affirmation of facts in existence at all times when this Agreement or any Project Work Statement issued hereunder is in effect:

16.1  No Conflict.  Subject to the common management and conditioned warrant
      ------------
rights to equity ownership of Contractor, share voting rights and other conditions defined by this agreement, Sponsor represents and warrants that it is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning, the work to be performed by Contractor under this Agreement and each Project Work Statement issued hereunder.

16.2  Ownership Rights.  Contractor represents and warrants (1) that, except as
      -----------------
provided in Section 12.3 hereof with respect to certain identified pre-existing works licensed to Sponsor, it is the sole author of all works employed by Contractor in preparing any and all Deliverables; (2) that it has full and sufficient right to assign or grant the rights and/or licenses granted in the Deliverables pursuant to this Agreement; (3) that no Deliverables, including any pre-existing works addressed in Section 12.3 hereof, have been published under circumstances that have caused a loss of copyright therein; and (4) that no Deliverables, including any pre-existing works addressed in Section 12.3 hereof, infringe any patent, copyright, trademark, or other intellectual property rights (including trade secrets), or privacy or similar rights, of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against Contractor (or, insofar as Contractor is aware, any entity from which Contractor has obtained such rights).

16.3  Conformity, Performance, and Compliance.  Contractor represents and
      ----------------------------------------
warrants (1) that all Deliverables shall be prepared in a workmanlike manner and with professional diligence and skill, (2) that all Deliverables will function on the video system, computers and equipment and with the operating systems and software for which they are designed, (3) that all Deliverables will conform to the specifications and functions set forth in the Project Work Statements relating thereto, and (4) that Contractor will perform all work called for by each Project Work Statement issued hereunder in compliance with applicable law.

                                   Section 17
                              TERM AND TERMINATION

17.1  Term of Agreement.  This Agreement shall be effective upon the date
      ------------------
specified at the beginning of this Agreement, and shall remain in force for a period of ten years with the full complete and sole right of the Sponsor to extend the agreement for and additional ten years, unless otherwise terminated as provided herein; provided, however, that this

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

Agreement shall continue to remain in effect with respect to any Project Work Statements already issued hereunder at the time of such termination, until such Project Work Statements are themselves terminated and performance thereunder is completed.

17.2  Termination of Project Work Statements.  Sponsor may, at its sole option,
      ---------------------------------------
terminate any or all Project Work Statements outstanding, or any portion thereof, upon 15 days written notice. Upon receipt of notice of such termination, Contractor shall inform Sponsor of the extent to which performance has been completed through such date, and collect and deliver to Sponsor whatever work product then exists in a manner prescribed by Sponsor. Contractor shall be paid for all work performed through the date of termination, provided that such payment shall not be greater than the payment that would have become due if the work had been completed. Contractor may not terminate any Project Work Statement once Contractor has entered into such Project Work Statement.

17.3  Survival.  In the event of any termination of this Agreement, Sections 1,
      ---------
9, and 11 through 18 hereof shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns.

                                   Section 18
                                 MISCELLANEOUS

18.1  Force Majeure.  Either party shall be excused from delays in performing or
      --------------
from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party; provided, however, that in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

18.2  No Agency.  Contractor, in rendering performance under Project Work
      ----------
Statements issued hereunder from time to time, is acting solely as an independent Contractor. Sponsor does not undertake by this Agreement or otherwise to perform any obligation of Contractor, whether by regulation or contract. In no way is Contractor to be construed as the agent or acting as the agent of Sponsor in any respect, any other provisions of this Agreement or any Project Work Statements issued hereunder notwithstanding.

18.3  Multiple Counterparts.  This Agreement may be executed in several
      ----------------------
counterparts, all of which taken together shall constitute one single Agreement between the parties.

18.4  Section Headings; Exhibits.  The section and subsection headings used
      ---------------------------
herein are for reference and convenience only, and shall not enter into the interpretation hereof. The exhibits referred to herein and attached hereto, or to be attached hereto, including all Project Work Statements issued hereunder from time to time, are incorporated herein to the same extent as if set forth in full herein.

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

18.5  Required Approvals.  Where agreement, approval, acceptance, or consent by
      -------------------
either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

18.6  No Waiver.  No delay or omission by either party hereto to exercise any
      ----------
right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

18.7  Authority of Contractor.  Contractor has the sole right and obligation to
      ------------------------
supervise, manage, contract, direct, procure, perform, or cause to be performed all work to be performed by Contractor hereunder unless otherwise provided herein.

18.8  Governing Law.  This Agreement shall be governed by and construed in
      --------------
accordance with the laws of the State of  California.

18.9  Entire Agreement.  This Agreement and the exhibits annexed hereto,
     ------------------
together with the Project Work Statements issued from time to time hereunder, constitute the entire agreement between the parties. No change, waiver, or discharge hereof shall be valid unless it is in writing and is executed by the party against whom such change, waiver, or discharge is sought to be enforced.

18.10  Notices.  Under this Agreement, if one party is required to give notice
       --------
to the other, such notice shall be deemed given if mailed by US mail, first class, postage prepaid, and addressed to the undersigned at the stated address or to such other parties or addresses as from time to time the parties so designate.

18.11  No Assignment.  Neither party may, without the prior written consent of
      ---------------
the other party, assign or transfer this Agreement or any obligation incurred hereunder, except by merger, reorganization, consolidation, or sale of all or substantially all of such party's assets. Any attempt to do so in contravention of this Section shall be void and of no force and effect.
//
//

IN WITNESS WHEREOF, Sponsor and Contractor have caused this Agreement to be signed and delivered by their duly authorized officers.

CONTRACTOR:
     MSH Entertainment Corporation
     768 Brannan Street
     San Francisco, CA 94103
     Phone: 415-703-8100
     Fax: 415-864-5809

     By: /s/ Robert Maerz
         -----------------------
         Robert Maerz, Chairman

SPONSOR:
     Happy Zone Entertainment Corporation
     768 Brannan Street
     San Francisco, CA 94103
     Phone: 415-703-8100
     Fax: 415-864-5809

     By: /s/ Jonathan Stathakis
         ----------------------
         Jonathan Stathakis, President

                       OUTLINE OF PROJECT WORK STATEMENT

1.  General
     a. Identification of parties and date of execution
     b. Reference to Master Work Statement Agreement by date and title
2.  Names of Technical Coordinators
3.  Summary of Purpose for Project Work Statement
     a. General description of work or services
     b. Acknowledgment of classification as a work made for hire
     c. General description of pre-existing works, if any
4.  Identification of Pre-existing Works
5.  Equipment and Programming to Be Provided by Sponsor, if Any
6.  Other Contractor Resources
     a. If desired, provision for the Contractor's commitment of its own staff, facilities, and other resources by nature or item
7.  Description of Deliverables
     a. Description of functional and technical specifications of code and documentation, including reference to any specific enhancements that may be sought
     b. Description of prototype or components to be delivered
     c. Inclusion of copies of the reports of all project reviews, inspections, and tests conducted during the course of performance
     d. Provision for treatment of property or development environment
8.  Special Terms (if Any)
9.  Payment Terms and Schedule
10. Schedule and Performance Milestones
11. Acceptance, Review and Testing Procedures